SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 7, 2004 (January 6, 2004)

Cogent Communications Group, Inc.
(Exact Name of Registrant as Specified in Charter)

1-31227
(Commission File No.)

52-2337274
(IRS Employer Identification No.)

Delaware
(State or Other Jurisdiction of Incorporation)

1015 31st Street N.W. Washington, DC 20007
(Address of Principal Executive Offices)

(202) 295-4200
(Registrant’s telephone number, including area code)

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.

(a)  In a press release dated January 6, 2004, Cogent Communications Group, Inc. (“Cogent”) announced that it has completed the acquisition of Symposium Gamma, Inc. a holding company which owns certain companies of the LambdaNet group providing service primarily in Spain and France but also in the United Kingdom, Belgium, Luxemburg, the Netherlands, Portugal, Sweden and Switzerland.  In the acquisition stockholders of Symposium Gamma, Inc. received shares of convertible preferred stock of Cogent. The stockholders of Symposium Gamma, Inc. included certain existing holders of preferred stock of Cogent. The press release is attached hereto as Exhibit 99.1.

(b)  The acquired assets are used in the provision of telecommunications point-to-point transport and transit services in over 40 European markets.  Cogent plans to use the acquired assets introduce in Europe a new set of products and services based on Cogent’s current North American product set.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Businesses Acquired. Pursuant to Item 7(a)(4) of Form 8-K, the financial statements required by Item 7(a) will be filed on or prior to March 22, 2004.

(b)   Pro Forma Financial Information. Pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K, the financial statements required by Item 7(b) will be filed on or prior to March 22, 2004.

(c)	Exhibits:

	Exhibit Number	Description

	2.1	Agreement and Plan of Merger, dated as of January 2, 2004, by and among Cogent Communications Group, Inc., Lux Merger Sub, Inc. and Symposium Gamma, Inc.
(attached hereto).

	99.1	Press Release, dated January 6, 2004, announcing the completion of the acquisition of LambdaNet Spain and LambdaNet France operations by Cogent (attached hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

Date: January 7, 2004	By:	/s/Thaddeus Weed
Thaddeus Weed
Vice President and Controller

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 2, 2004, by and among Cogent Communications Group, Inc., Lux Merger Sub, Inc. and Symposium Gamma, Inc.
(attached hereto).

99.1	Press Release, dated January 6, 2004, announcing the completion of the acquisition of LambdaNet Spain and LambdaNet France operations by Cogent (attached hereto).